Exhibit 21.1

SUBSIDIARIES OF PSAV, INC.

(after giving effect to the Corporate Reorganization)

Subsidiary	State or Other Jurisdiction of Formation
PSAV Intermediate LLC	Delaware
AVSC Holding Corp.	Delaware
Audio Visual Services Corporation	Delaware
Audio Visual Services (NY) Corporation	New York
AVSC Europe Limited	United Kingdom
Visual Action Holdings	United Kingdom
Audio Visual Services Corporation Limited	United Kingdom
VAH Subco Limited	United Kingdom
VAH Subco (2) Limited	United Kingdom
Audio Visual Services Corporation S.P.R.L.	Belgium
AVSC Europe B.V.	Netherlands
Audio Visual Services Corporation GmbH	Germany
KFP Holding GmbH	Germany
Change Communication GmbH	Germany

KFP Five Star Conference Service GmbH	Germany
KFP Magyar Szolgaltato Kft.	Hungary
KFP Austria GmbH	Austria
KFP Five Star Conference Service Swiss AG	Switzerland
AVSC Europe Spain, S.L.	Spain
Audio Visual Services Corporation SARL	France
PSAV Presentation Services SARL	Monaco
PSAV Asia Limited	Hong Kong
PSAV Private Ltd.	Singapore
AVC Live Limited	United Kingdom
Audio Visual Communications Limited	United Kingdom
Visual Action Holdings Inc.	Delaware
AVSC Intellectual Property Management, Inc.	Delaware
Audio Visual Services Group, Inc. (d/b/a PSAV)	Delaware
Presentation Services Resources, S.A. de C.V.	Mexico
AVSC, S.A. de C.V.	Mexico
Presentation Services, S.A. de C.V.	Mexico

HRI V.I. Inc.	U.S. Virgin Islands
Audio Visual Services (Bahamas) Ltd.	Bahamas
MVP International, Inc.	Texas
Audio Visuals International, Inc.	Missouri
Audio Visual Services (Canada) Corporation	Canada
Swank Audio Visuals of Puerto Rico, LLC	Puerto Rico
Conference Systems, Inc.	District of Columbia

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